Exhibit 99.1

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER

FISCAL 2016 FINANCIAL RESULTS

FREMONT, CA, December 8, 2015 — Sigma Designs® (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions focused on Smart TV platforms and Internet of Things (IoT), today reported financial results for its third quarter of fiscal 2016, which ended October 31, 2015.

Financial Results

GAAP net revenues for the third quarter of fiscal 2016 were $61.6 million, up $3.3 million, or 5.6%, from $58.3 million reported in the previous quarter, and up $7.8 million, or 14.5%, from $53.8 million reported for the same period in fiscal 2015.

Non-GAAP net revenues for the third quarter of fiscal 2016 were $61.6 million. This compares with non-GAAP net revenues of $58.1 million, which excluded $0.2 million for the reversal of accrued rebates, in the previous quarter, and $53.8 million reported for the same period in fiscal 2015.

GAAP gross margin in the third quarter of fiscal 2016 was 50.0%. This compares with GAAP gross margin of 48.9% in the previous quarter, and GAAP gross margin of 49.3% for the same period in fiscal 2015.

Non-GAAP gross margin in the third quarter of fiscal 2016 was 51.7%. This compares with a non-GAAP gross margin of 50.5% in the previous quarter, and non-GAAP gross margin of 51.4% for the same period in fiscal 2015. The sequential improvement in non-GAAP gross margin was due primarily to product mix.

GAAP operating expenses in the third quarter of fiscal 2016 were $29.3 million, compared with GAAP operating expenses of $27.3 million in the previous quarter, and GAAP operating expenses of $27.8 million for the same period in fiscal 2015.

Non-GAAP operating expenses in the third quarter of fiscal 2016 were $26.0 million, compared with non-GAAP operating expenses of $24.1 million in the previous quarter, and non-GAAP operating expenses of $24.8 million for the same period in fiscal 2015. The increase from the second quarter was mainly due to annual employee related expenses plus the purchase of certain high value engineering tools that shifted from the second quarter into the third quarter.

GAAP operating income in the third quarter of fiscal 2016 was $1.5 million, compared with GAAP operating income of $1.2 million in the previous quarter, and GAAP operating loss of $1.3 million for the same period in fiscal 2015.

Non-GAAP operating income in the third quarter of fiscal 2016 was $5.8 million, compared with non-GAAP operating income of $5.2 million in the previous quarter, and non-GAAP operating income of $2.8 million for the same period in fiscal 2015.

GAAP net income for the third quarter of fiscal 2016 was $6.4 million, or $0.17 per diluted share, and included a one-time gain of approximately $7.6 million from the resolution of a lawsuit. This compares with GAAP net income of $0.3 million, or $0.01 per share in the previous quarter, and a GAAP net loss of $0.6 million, or $0.02 per share, for the same period in fiscal 2015.

Non-GAAP net income for the third quarter of fiscal 2016 was $4.7 million, or $0.13 per diluted share. This compares with non-GAAP net income of $4.5 million, or $0.12 per diluted share, in the previous quarter, and non-GAAP net income of $1.5 million, or $0.04 per diluted share, for the same period in fiscal 2015.

The reconciliation between the GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“Third quarter revenue increased for the sixth consecutive quarter led by sequential sales growth of 31 percent in our SmartTV segment. Improved gross margin in the third quarter, along with growing revenue, resulted in higher GAAP and non-GAAP net income and earnings per share compared with the prior quarter,” said Thinh Tran, President and CEO of Sigma Designs.

“On November 10, 2015, we completed the purchase of Bretelon, Inc., a developer of SoCs and software for mobile IoT applications. This transaction will be complementary to our existing IoT business, further positioning Sigma as a leader in the IoT market. We are planning to have prototypes available for sample in the first half of calendar 2016 with initial revenue in early calendar 2017,” added Mr. Tran.

Recent Highlights

●	We announced a cooperative program with China Unicom to bring smart home automation solutions to their customers which they have already started deploying.

●	We began shipping Z-Wave solutions to three major service providers in South Korea, who collectively are expected to achieve dominant market share throughout the country.

●	We announced our acquisition of Bretelon, adding mobile IoT technology to our portfolio as a major step forward in expanding our overall IoT footprint.

●	We began sampling our FRC (Frame Rate Converter) chips with HDR technology to customers in Asia and Europe.

Investor Conference Call

The conference call relating to Sigma’s third quarter fiscal 2016 financial results will take place following this announcement at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, December 8, 2015. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR. To listen to the live call, please go to the website at least 10 minutes prior to the commencement of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the Internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, one-time legal fee expenses, settlement expenses, net gain on sale of and impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets and design tools used in production, the reversal of previously accrued rebates and the one-time gain from the resolution of a lawsuit. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the anticipated impact of the acquisition of Bretelon and the anticipated timing of when prototypes of Bretelon products will be available in the first half of calendar 2016 with initial revenue in early calendar 2017. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the third quarter of fiscal year 2016 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of Smart TVs, Internet of Things Devices, Set-top-Box and Media Connectivity, the ramp in demand from our Set-Top-Box, television and telecommunication customers, our ability to deploy and achieve market acceptance for our products, risks related to the integration of Bretelon and further development of Bretelon technology and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our SEC reports, including our report on Form 10-K as filed with the SEC on April 15, 2015 and available at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a global integrated semiconductor solutions provider offering intelligent media platforms for use in the home entertainment and home control markets. The Company designs and builds the essential semiconductor technologies that serve as the foundation for the world's leading IPTV set-top boxes, Smart TVs, Internet of Things Devices and Media Connectivity. For more information about Sigma Designs, please visit www.sigmadesigns.com.

Sigma Designs, Secure Media Processor, and the Sigma Designs logo are either registered trademarks or trademarks of Sigma Designs, Inc. and its subsidiaries in the United States and other countries. All other trademarks mentioned herein are believed to be trademarks of their respective owners.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO and Corporate Secretary

Sigma Designs, Inc.

IR@sigmadesigns.com

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	October 31,	January 31,
	2015	2015
Assets

Current Assets:
Cash and cash equivalents	$67,164	$83,502
Short-term marketable securities	24,528	6,347
Restricted cash	400	400
Accounts receivable, net	30,971	26,415
Inventory	27,953	20,445
Deferred tax assets	3,259	3,319
Prepaid expenses and other current assets	11,704	8,805
Total current assets	165,979	149,233

Long-term marketable securities	3,537	4,249
Software, equipment and leasehold improvements, net	16,638	21,594
Intangible assets, net	24,318	24,642
Deferred tax assets, net of current portion	645	687
Long-term investments, net of current portion	3,132	3,267
Other non-current assets	7,586	1,661

Total assets	$221,835	$205,333

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$26,664	$21,207
Accrued compensation and related benefits	8,684	6,806
Accrued liabilities	12,451	22,894
Total current liabilities	47,799	50,907

Other long-term liabilities	17,337	11,136
Total liabilities	65,136	62,043

Shareholders’ equity	156,699	143,290

Total liabilities and shareholders' equity	$221,835	$205,333

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Nine months ended
	October 31, 2015	August 1, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Net revenue	$61,581	$58,307	$53,784	$175,800	$133,467
Cost of revenue	30,794	29,783	27,272	87,141	64,841
Gross profit	30,787	28,524	26,512	88,659	68,626
Gross margin percent	50.0%	48.9%	49.3%	50.4%	51.4%

Operating expenses:
Research and development	17,339	16,102	16,603	49,754	50,158
Sales and marketing	5,875	5,254	5,559	16,940	16,484
General and administrative	5,314	5,005	4,808	16,091	14,394
Restructuring costs	-	-	(18)	9	1,002
Impairment of IP, mask sets and design tools	795	955	856	1,783	2,122
Total operating expenses	29,323	27,316	27,808	84,577	84,160

Income (loss) from operations	1,464	1,208	(1,296)	4,082	(15,534)
Gain on sale of development project	7,551	-	-	7,551	-
Interest and other income, net	37	113	188	821	508

Income (loss) before income taxes	9,052	1,321	(1,108)	12,454	(15,026)
Provision for (benefit from) income taxes	2,617	1,025	(551)	6,105	3,065

Net income (loss)	$6,435	$296	$(557)	$6,349	$(18,091)

Net income (loss) per share:
Basic	$0.18	$0.01	$(0.02)	$0.18	$(0.52)
Diluted	$0.17	$0.01	$(0.02)	$0.17	$(0.52)
Shares used in computing net income (loss) per share:
Basic	36,046	35,604	34,790	35,670	34,578
Diluted	36,785	36,602	34,790	36,515	34,578

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Nine Months Ended
	October 31,	August 1,	November 1,	October 31,	November 1,
	2015	2015	2014	2015	2014

GAAP Net Revenue	$61,581	$58,307	$53,784	$175,800	$133,467
Items reconciling GAAP Revenue to Non-GAAP:
Reversal of rebate	-	(221)	-	(1,027)	-
GAAP to Non-GAAP adjustments	-	(221)	-	(1,027)	-
Non-GAAP Net Revenue	$61,581	$58,086	$53,784	$174,773	$133,467

GAAP Cost of Revenue	$30,794	$29,783	$27,272	$87,141	$64,841
Items reconciling GAAP Cost of Revenue to Non-GAAP:
Stock based compensation expense	(78)	(44)	(49)	(158)	(150)
Amortization of acquired intangibles	(965)	(968)	(1,062)	(2,995)	(3,219)
Restructuring costs	-	-	-	-	(51)
GAAP to Non-GAAP adjustments	(1,043)	(1,012)	(1,111)	(3,153)	(3,420)
Non-GAAP Cost of Revenue	$29,751	$28,771	$26,161	$83,988	$61,421

GAAP Gross Profit	$30,787	$28,524	$26,512	$88,659	$68,626
GAAP Gross Margin %	50.0%	48.9%	49.3%	50.4%	51.4%
Non-GAAP Gross Profit	$31,830	$29,315	$27,623	$90,785	$72,046
Non-GAAP Gross Margin %	51.7%	50.5%	51.4%	51.9%	54.0%

GAAP Operating Expenses	$29,323	$27,316	$27,808	$84,577	$84,160
Items reconciling GAAP Operating Expense to Non-GAAP:
Stock based compensation expense	(1,814)	(1,211)	(1,654)	(4,723)	(4,427)
Amortization of acquired intangibles	(318)	(316)	(345)	(979)	(1,037)
Impairment of IP, mask sets and design tools	(795)	(955)	(856)	(1,783)	(2,122)
Settlement expenses	-	-	-	-	(107)
One time legal fee expenses	(357)	(747)	(133)	(1,602)	(356)
Restructuring costs	-	-	18	(9)	(1,002)
GAAP to Non-GAAP adjustments	(3,284)	(3,229)	(2,970)	(9,096)	(9,051)
Non-GAAP Operating Expenses	$26,039	$24,087	$24,838	$75,481	$75,109

GAAP Other Income (Expense) and Tax	$4,971	$(912)	$739	$2,267	$(2,557)
Items reconciling GAAP Other Income (Expense) and Tax to Non-GAAP:
Impairment (gain on sale) of privately held instruments, net	-	126	(3)	(392)	598
Gain on sale of development project	(7,551)	-	-	(7,551)	-
Income tax adjustments	1,494	20	(2,055)	2,696	(521)
GAAP to Non-GAAP adjustments	(6,057)	146	(2,058)	(5,247)	77
Non-GAAP Other Income (Expense) and Tax	$(1,086)	$(766)	$(1,319)	$(2,980)	$(2,480)

Non-GAAP Net Income (Loss)	$4,705	$4,462	$1,466	$12,324	$(5,543)

Non-GAAP Net Income (Loss) per share:
Basic	$0.13	$0.13	$0.04	$0.35	$(0.16)
Diluted	$0.13	$0.12	$0.04	$0.34	$(0.16)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	36,046	35,604	34,790	35,670	34,578
Diluted	36,785	36,602	34,878	36,515	34,578